Exhibit 99.1

FOR IMMEDIATE RELEASE

PRIMUS GUARANTY COMMENTS ON

TRIBUNE CO. CDS EXPOSURE

Hamilton, Bermuda, December 9, 2008 – Following the filing yesterday by Tribune Co. (“Tribune”) of a petition under Chapter 11 of the U.S. Bankruptcy Code, Primus Guaranty, Ltd. (NYSE:PRS) provided the following information with regard to the credit default swaps portfolio of Primus Financial Products, LLC (“Primus Financial”).

Primus Financial had no single-name CDS notional exposure that references Tribune. Primus Financial did have CDS exposure to Tribune in one of its bespoke tranche portfolios, which is not subject to first loss due to existing subordination levels. The company does not anticipate that Primus Financial will have to make cash settlement payments on its bespoke tranche transaction as a result of the Tribune bankruptcy.

About Primus Guaranty
Primus Guaranty, Ltd. is a Bermuda company, with its principal operating subsidiaries, Primus Financial Products, LLC and Primus Asset Management, Inc. Primus Financial Products provides protection against the risk of default on corporate, sovereign and asset-backed security obligations through the sale of credit swaps to dealers and banks. Primus Asset Management provides credit portfolio management services to Primus Financial Products, and manages private investment vehicles, including two collateralized loan obligations and three synthetic collateralized swap obligations for third parties.

Safe Harbor Statement
Some of the statements included in this press release and other statements Primus Guaranty may make, particularly those anticipating future financial performance, business prospects, growth and operating strategies, market performance, valuations and similar matters, are forward-looking statements that involve a number of assumptions, risks and uncertainties, which change over time. For those statements, Primus Guaranty claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Any such statements speak only as of the date they are made, and Primus Guaranty assumes no duty to, and does not undertake to, update any forward-looking statements. Actual results could differ materially from those anticipated in forward-looking statements, and future results could differ materially from historical performance. For a discussion of the factors that could affect the company’s actual results please refer to the risk factors identified from time to time in the company’s SEC reports, including, but not limited to, Primus Guaranty’s Annual Report on Form 10-K, as filed with the U.S. Securities and Exchange Commission.

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